UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 6, 2025

LAZYDAYS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38424	82-4183498
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4042 Park Oaks Blvd., Suite 350, Tampa, Florida	33610
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(813) 246-4999

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	GORV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer and Corporate Secretary

The board of directors (the “Board”) of Lazydays Holdings, Inc., a Delaware corporation (the “Company”), appointed Jeff Needles, age 48, as Chief Financial Officer and Corporate Secretary of the Company, effective January 6, 2025. There are no family relationships (as defined in Item 401(d) of Regulation S-K) between Mr. Needles and any of the Company’s directors or executive officers. There are no transactions between the Company and Mr. Needles of the kind required to be reported under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Needles and any other person regarding his appointment of the kind required to be reported under Item 401(b) of Regulation S-K.

Prior to joining the Company, Mr. Needles served as the Chief Financial Officer of Warbird Marine Holdings, LLC, a leading designer and builder of custom offshore fishing boats through its Yellowfin Yachts and Invincible Boats operations, since May 2020. From January 2017 to May 2020, Mr. Needles served as Chief Financial Officer of United Enertech, a private equity owned company that manufactures custom air control and HVAC products, in Chattanooga, Tennessee. Mr. Needles is a Certified Public Accountant, holds an MBA from Washinton University and a Bachelor of Science in Business Administration from Saint Louis University, John Cook School of Business.

In connection with his appointment as the Company’s Chief Financial Officer and Corporate Secretary, Mr. Needles and the Company entered into an employment agreement (the “Employment Agreement”). Under the terms of the Employment Agreement, Mr. Needles will receive a base salary of $350,000; he will receive a guaranteed bonus of at least $87,500 for the 2025 calendar year under the Company’s Short Term Incentive Plan subject to his continued service through the applicable payment date; and he will be eligible to receive restricted stock units or other equity awards under the Company’s Amended and Restated 2018 Long Term Incentive Plan, as amended. Pursuant to the terms of the Employment Agreement, Mr. Needle’s employment may be terminated at any time by the Company or Mr. Needles. Under certain circumstances, Mr. Needles may be entitled to severance if his employment is terminated.

The above description of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Form 8-K by reference.

Resignation of Interim Chief Financial Officer

In connection with Mr. Needle’s appointment as Chief Financial Officer, Jeff Huddleston resigned from his position as Interim Chief Financial Officer of the Company, effective January 6, 2025. Mr. Huddleston will continue to provide services to the Company for a limited period as a consultant to assist in the transition.

Item 7.01 Regulation FD Disclosure.

On January 6, 2025, the Company issued a press release announcing Mr. Needle’s appointment as Chief Financial Officer as described in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference. The information furnished herewith pursuant to Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, by and between the Company and Jeff Needles, dated December 11, 2024.

99.1	Press Release, dated January 6, 2025.

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAZYDAYS HOLDINGS, INC.

January 6, 2025	By:	/s/ Ronald K. Fleming
Date		Ronald K. Fleming
Interim Chief Executive Officer